Exhibit 99.2

2017

SECOND QUARTER

supplemental information

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE .... i – vi

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Same Store Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10-11
Acquisitions 12
Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14
Retail Operating Portfolio Occupancy 15
Top Retail Tenants 16
Retail Leasing Activity Summary 17
Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – August 1, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2017.
FINANCIAL RESULTS
For the quarter ended June 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $112.4 million, or $0.48 per share, compared to $26.2 million, or $0.11 per share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $60.7 million, or $0.26 per share, compared to $73.9 million, or $0.31 per share, for the same period in 2016; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $62.9 million, or $0.27 per share, compared to $66.7 million, or $0.28 per share, for the same period in 2016.
For the six months ended June 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $100.9 million, or $0.43 per share, compared to $71.3 million, or $0.30 per share, for the same period in 2016;

▪	FFO attributable to common shareholders of $61.2 million, or $0.26 per share, compared to $150.3 million, or $0.64 per share, for the same period in 2016; and

▪	Operating FFO attributable to common shareholders of $129.8 million, or $0.55 per share, compared to $132.5 million, or $0.56 per share, for the same period in 2016.
OPERATING RESULTS
For the quarter ended June 30, 2017, the Company’s portfolio results were as follows:

▪	1.8% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.8% at June 30, 2017, down 50 basis points from 95.3% at March 31, 2017 and down 90 basis points from 95.7% at June 30, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 93.7% at June 30, 2017, down 60 basis points from 94.3% at March 31, 2017 and down 120 basis points from 94.9% at June 30, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $18.00 at June 30, 2017, up 7.0% from $16.82 ABR per occupied square foot at June 30, 2016;

▪	797,000 square feet of retail leasing transactions comprised of 140 new and renewal leases; and

▪
Positive comparable cash leasing spreads of 28.4% on new leases and 5.6% on renewal leases for a blended spread of 8.1%. Excluding the impact from one lease within the Company’s non-target portfolio, blended comparable cash leasing spreads were 9.7% and comparable renewal cash leasing spreads were 7.2%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the six months ended June 30, 2017, the Company’s portfolio results were as follows:

▪	1.9% increase in same store NOI over the comparable period in 2016;

▪	1,263,000 square feet of retail leasing transactions comprised of 261 new and renewal leases; and

▪
Positive comparable cash leasing spreads of 25.6% on new leases and 6.9% on renewal leases for a blended spread of 8.9%. Excluding the impact from one lease within the Company’s non-target portfolio, blended comparable cash leasing spreads were 9.8% and comparable renewal cash leasing spreads were 7.8%.

“Our strong leasing and transactional performance continues to counteract the current retail narrative,” stated Steve Grimes, president and chief executive officer. “With nearly two-thirds of our targeted retail dispositions closed, we remain focused on completing our 2017 strategic initiatives.”
INVESTMENT ACTIVITY
Dispositions
Year to date, the Company has completed, is under contract or has letters of intent (LOIs) for dispositions totaling $842.9 million. During the quarter, the Company completed $308.8 million of dispositions, which included the sales of 14 non-target multi-tenant retail assets for $287.2 million and three single-user retail assets for $21.6 million. Subsequent to quarter end, the Company completed the sales of three non-target multi-tenant retail assets, two of which were classified as held for sale as of June 30, 2017, for $74.3 million. Year to date, the Company has completed dispositions totaling $489.1 million.
The Company is under contract to sell seven non-target multi-tenant retail assets for $122.3 million and one single-user retail asset for $8.0 million. In addition, the Company has LOIs to sell $223.5 million of dispositions, which includes 11 non-target multi-tenant retail assets for $221.0 million and one single-user retail asset for $2.5 million. These transactions are expected to close during the second half of 2017, subject to satisfaction of customary closing conditions and, for those transactions subject to an LOI, negotiations of definitive agreements consistent with the LOIs.
Acquisitions
Year to date, the Company has completed or is under contract for $147.6 million of acquisitions. During the quarter, the Company acquired two additional phases at One Loudoun Downtown, located in the Washington, D.C. metropolitan statistical area (MSA), for a gross purchase price of $5.7 million.
Subsequent to quarter end, the Company completed the acquisition of New Hyde Park Shopping Center, located in the New York MSA, for a gross purchase price of $22.1 million. New Hyde Park Shopping Center is a 32,000 square foot neighborhood shopping center that is 96.4% leased to an impressive mix of national retailers and service-oriented tenants. The property is situated in a densely populated and highly affluent submarket that boasts a strong demographic profile with population of over 202,000 and average household income of $138,000 within a three-mile radius.
The Company remains under contract for the remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $25.7 million. These transactions are expected to close, subject to satisfaction of customary closing conditions, during the third quarter of 2017 as the seller completes construction on stand-alone buildings at the property.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2017, the Company had approximately $1.9 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.2x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.6x. Consolidated indebtedness had a weighted average contractual interest rate of 3.64% and a weighted average maturity of 5.3 years.
During the quarter, the Company repaid $16.8 million of mortgage debt, excluding amortization, with an interest rate of 4.82% and incurred a prepayment penalty of $2.3 million. In addition, the Company repurchased 6.0 million shares of common stock under its stock repurchase program at an average price per share of $12.55 for a total of approximately $75.7 million.
GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.95 to $1.00 per share in 2017. The Company is maintaining its 2017 Operating FFO attributable to common shareholders guidance range of $1.00 to $1.05 per share, based, in part, on the following assumptions:

▪	Maintained 2017 same store NOI growth range of 1.25% to 2.25%;

▪	Revised 2017 acquisitions range of $375 to $475 million to include repurchases of common stock;

▪	Maintained 2017 dispositions range of $800 to $900 million, including the sale of Schaumburg Towers; and

▪	Maintained 2017 general and administrative expenses range of $42 to $44 million.
DIVIDEND
On July 25, 2017, the Company declared the third quarter 2017 Series A preferred stock cash dividend of $0.4375 per preferred share, for the period beginning July 1, 2017, which will be paid on October 2, 2017 to preferred shareholders of record on September 21, 2017.
On July 25, 2017, the Company also declared the third quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 10, 2017 to Class A common shareholders of record on September 26, 2017.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 2, 2017 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on August 2, 2017 until midnight (ET) on August 16, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13662949.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of June 30, 2017, the Company owned 132 retail operating properties representing 23.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intends”, “plans”, “estimates”, “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company, including associated legal costs, and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and six months ended June 30, 2017 represents NOI from the Company’s same store portfolio consisting of 123 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three and six months ended June 30, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
VP – Capital Markets & Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$0.95	$1.00
Depreciation and amortization of depreciable real estate	0.86	0.86
Provision for impairment of investment properties	0.06	0.06
Gain on sales of depreciable investment properties	(1.19)	(1.19)
FFO attributable to common shareholders	$0.68	$0.73

Impact on earnings from the early extinguishment of debt	0.30	0.30
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.05

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,141,172	$1,191,403
Building and other improvements	4,023,200	4,284,664
Developments in progress	28,254	23,439
	5,192,626	5,499,506
Less accumulated depreciation	(1,363,604)	(1,443,333)
Net investment properties	3,829,022	4,056,173

Cash and cash equivalents	28,003	53,119
Accounts and notes receivable (net of allowances of $6,938 and $6,886, respectively)	71,588	78,941
Acquired lease intangible assets, net	131,092	142,015
Assets associated with investment properties held for sale	44,087	30,827
Other assets, net	160,531	91,898
Total assets	$4,264,323	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,223 and $1,437, respectively, unamortized discount of $(601) and $(622), respectively, and unamortized capitalized loan fees of $(772) and $(5,026), respectively)	$355,239	$769,184
Unsecured notes payable, net (includes unamortized discount of $(912) and $(971), respectively, and unamortized capitalized loan fees of $(3,647) and $(3,886), respectively)	695,441	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,446) and $(2,402), respectively)	646,554	447,598
Unsecured revolving line of credit	182,000	86,000
Accounts payable and accrued expenses	65,093	83,085
Distributions payable	38,318	39,222
Acquired lease intangible liabilities, net	102,720	105,290
Liabilities associated with investment properties held for sale	1,142	864
Other liabilities	75,339	74,501
Total liabilities	2,161,846	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of June 30, 2017 and December 31, 2016; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 230,943 and 236,770 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	231	237
Additional paid-in capital	4,853,680	4,927,155
Accumulated distributions in excess of earnings	(2,752,648)	(2,776,033)
Accumulated other comprehensive income	1,209	722
Total equity	2,102,477	2,152,086
Total liabilities and equity	$4,264,323	$4,452,973

2nd Quarter 2017 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Rental income	$106,017	$115,194	$215,991	$230,454
Tenant recovery income	29,524	29,654	60,310	60,010
Other property income	1,798	2,378	4,731	5,401
Total revenues	137,339	147,226	281,032	295,865

Expenses
Operating expenses	21,004	20,092	42,868	43,153
Real estate taxes	21,487	21,090	43,366	41,029
Depreciation and amortization	52,325	53,443	105,799	106,839
Provision for impairment of investment properties	13,034	4,142	13,034	6,306
General and administrative expenses	10,370	10,773	21,583	22,179
Total expenses	118,220	109,540	226,650	219,506

Operating income	19,119	37,686	54,382	76,359

Gain on extinguishment of debt	—	—	—	13,653
Gain on extinguishment of other liabilities	—	6,978	—	6,978
Interest expense	(21,435)	(25,977)	(106,967)	(52,741)
Other income, net	451	302	456	427
(Loss) income from continuing operations	(1,865)	18,989	(52,129)	44,676
Gain on sales of investment properties	116,628	9,613	157,792	31,352
Net income	114,763	28,602	105,663	76,028
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$112,400	$26,239	$100,938	$71,303

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.48	$0.11	$0.43	$0.30

Weighted average number of common shares outstanding – basic	234,243	236,716	235,269	236,647

Weighted average number of common shares outstanding – diluted	234,818	236,902	235,842	236,781

2nd Quarter 2017 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$112,400	$26,239	$100,938	$71,303
Depreciation and amortization of depreciable real estate	51,911	53,100	104,990	106,194
Provision for impairment of investment properties	13,034	4,142	13,034	4,142
Gain on sales of depreciable investment properties	(116,628)	(9,613)	(157,792)	(31,352)
FFO attributable to common shareholders	$60,717	$73,868	$61,170	$150,287

FFO attributable to common shareholders per common share outstanding	$0.26	$0.31	$0.26	$0.64

FFO attributable to common shareholders	$60,717	$73,868	$61,170	$150,287
Impact on earnings from the early extinguishment of debt, net	2,312	4	68,669	(12,842)
Provision for hedge ineffectiveness	5	3	11	3
Provision for impairment of non-depreciable investment property	—	—	—	2,164
Gain on extinguishment of other liabilities	—	(6,978)	—	(6,978)
Other (b)	(149)	(184)	(19)	(184)
Operating FFO attributable to common shareholders	$62,885	$66,713	$129,831	$132,450

Operating FFO attributable to common shareholders per common share outstanding	$0.27	$0.28	$0.55	$0.56

Weighted average number of common shares outstanding – basic	234,243	236,716	235,269	236,647
Dividends declared per common share	$0.165625	$0.165625	$0.33125	$0.33125

Additional Information (c)
Lease-related expenditures (d)
Same store	$8,381	$11,521	$13,966	$17,891
Other investment properties (e)	$9,790	$1,215	$11,094	$3,498

Capital expenditures (f)
Same store	$6,729	$6,549	$13,205	$9,206
Other investment properties	$1,902	$5,322	$3,121	$5,588

Straight-line rental income, net	$919	$800	$1,260	$1,828
Amortization of above and below market lease intangibles and lease inducements	$290	$74	$698	$419
Non-cash ground rent expense (g)	$537	$624	$1,083	$1,400

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)
Primarily consists of the impact on earnings from actual or anticipated settlement of litigation involving the Company, including associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

(c)
The same store portfolio for the three and six months ended June 30, 2017 consists of 123 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(e)	2017 expenditures are primarily associated with Schaumburg Towers, the Company's one remaining office property.

(f)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(g)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

2nd Quarter 2017 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2017	December 31, 2016
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $5,913 and $6,200, respectively)	$23,274	$27,948
Straight-line receivables (net of allowances of $1,025 and $686, respectively)	48,314	50,993
Total	$71,588	$78,941

Other Assets, Net
Deferred costs, net	$34,901	$30,657
Restricted cash and escrows	10,083	29,230
Disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges)	93,561	—
Fair value of derivatives	1,219	743
Other assets, net	20,767	31,268
Total	$160,531	$91,898

Other Liabilities
Unearned income	$19,261	$16,883
Straight-line ground rent liability	31,485	31,516
Other liabilities	24,593	26,102
Total	$75,339	$74,501

Developments in Progress
Active developments/redevelopments (a)	$28,254	$23,439

Supplemental Statements of Operations Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Rental Income
Base rent	$103,843	$113,213	$210,860	$225,197
Percentage and specialty rent	965	1,107	3,173	3,010
Straight-line rent	919	800	1,260	1,828
Amortization of above and below market lease intangibles and lease inducements	290	74	698	419
Total	$106,017	$115,194	$215,991	$230,454

Other Property Income
Lease termination income	$510	$1,027	$2,122	$2,685
Other property income	1,288	1,351	2,609	2,716
Total	$1,798	$2,378	$4,731	$5,401

Operating Expense Supplemental Information
Bad Debt Expense	$(41)	$17	$822	$619
Non-Cash Ground Rent Expense (b)	$537	$624	$1,083	$1,400

General and Administrative Expense Supplemental Information
Acquisition Costs (c)	$—	$351	$—	$690
Non-Cash Amortization of Stock-Based Compensation	$1,756	$1,675	$3,549	$3,699

Additional Supplemental Information
Capitalized Compensation Costs	$400	$241	$878	$502
Capitalized Internal Leasing Incentives	$92	$85	$189	$164
Capitalized Interest	$88	$—	$166	$—

(a)	Represents Reisterstown Road Plaza and Towson Circle. See page 10 for further details.

(b)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

(c)	The Company adopted ASU 2017-01, Business Combinations, on a prospective basis as of October 1, 2016. As a result, 2017 acquisition costs have been capitalized.

2nd Quarter 2017 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of June 30, 2017
	2017	2016	Change

Number of retail operating properties in same store portfolio	123	123	—

Occupancy	93.7%	94.2%	(0.5)%

Percent leased (b)	94.8%	95.7%	(0.9)%

Same Store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change

Base rent	$88,041	$86,806		$175,787	$173,126
Percentage and specialty rent	490	802		1,890	2,134
Tenant recovery income	24,562	23,992		49,926	48,738
Other property operating income (d)	874	809		1,773	1,622
	113,967	112,409		229,376	225,620

Property operating expenses (e)	15,229	15,319		30,975	31,908
Bad debt expense	(29)	90		531	442
Real estate taxes	17,556	17,223		35,017	33,523
	32,756	32,632		66,523	65,873

Same Store NOI (c)	$81,211	$79,777	1.8%	$162,853	$159,747	1.9%

(a)
For the three and six months ended June 30, 2017, the Company's same store portfolio consists of 123 retail operating properties and excludes properties acquired or placed in service and stabilized during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2016 and 2017.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items.

2nd Quarter 2017 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	June 30, 2017	December 31, 2016
Equity Capitalization
Common stock shares outstanding (a)	230,943	236,770
Common stock share price	$12.21	$15.33
	2,819,814	3,629,684
Series A preferred stock	135,000	135,000
Total equity capitalization	$2,954,814	$3,764,684

Debt Capitalization
Mortgages payable (b)	$355,389	$773,395
Unsecured notes payable (c)	700,000	700,000
Unsecured term loans (d)	650,000	450,000
Unsecured revolving line of credit	182,000	86,000
Total debt capitalization	$1,887,389	$2,009,395

Total capitalization at end of period	$4,842,203	$5,774,079

Calculation of Net Debt to Adjusted EBITDA Ratios (e)

	June 30, 2017	December 31, 2016

Total notional debt	$1,887,389	$2,009,395
Less: consolidated cash and cash equivalents	(28,003)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(93,561)	—
Total net debt	$1,765,825	$1,956,276
Total net debt and preferred stock	$1,900,825	$2,091,276
Adjusted EBITDA (f)	$339,716	$351,472
Net Debt to Adjusted EBITDA	5.2x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA	5.6x	6.0x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,223 and $1,437, discount of $(601) and $(622), and capitalized loan fees of $(772) and $(5,026), net of accumulated amortization, as of June 30, 2017 and December 31, 2016, respectively.

(c)
Unsecured notes payable exclude discount of $(912) and $(971) and capitalized loan fees of $(3,647) and $(3,886), net of accumulated amortization, as of June 30, 2017 and December 31, 2016, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(3,446) and $(2,402), net of accumulated amortization, as of June 30, 2017 and December 31, 2016, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of these ratio calculations, annualized three months ended figures were used.

2nd Quarter 2017 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)

		Covenant		June 30, 2017

Leverage ratio (b)		< 60.0%	(b)	34.3%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	6.5%

Fixed charge coverage ratio (c)		> 1.50x		3.2x

Interest coverage ratio (d)		> 1.50x		3.9x

Unencumbered leverage ratio (b)		< 60.0%	(b)	32.8%

Unencumbered interest coverage ratio		> 1.75x		5.3x

Notes Due 2025 (e)
	Covenant	June 30, 2017

Leverage ratio (f)	< 60.0%	33.9%

Secured leverage ratio (f)	< 40.0%	6.4%

Debt service coverage ratio (g)	> 1.50x	4.8x

Unencumbered assets to unsecured debt ratio	> 150%	312%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016. The Term Loan Due 2023 closed during the year ended December 31, 2016 and funded on January 3, 2017. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

2nd Quarter 2017 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of June 30, 2017
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$355,389	5.22%	4.9 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	4.0 years
Senior notes – 4.58% due 2024	150,000	4.58%	7.0 years
Senior notes – 4.00% due 2025	250,000	4.00%	7.7 years
Senior notes – 4.08% due 2026	100,000	4.08%	9.3 years
Senior notes – 4.24% due 2028	100,000	4.24%	11.5 years
Total unsecured notes payable (b)	700,000	4.19%	7.8 years

Unsecured credit facility:
Term loan – fixed rate (c)	250,000	1.97%	3.5 years
Term loan – variable rate	200,000	2.61%	0.9 years
Revolving line of credit – variable rate	182,000	2.58%	2.5 years
Total unsecured credit facility (b)	632,000	2.35%	2.4 years

Term Loan Due 2023 – fixed rate (b) (d)	200,000	2.96%	6.4 years

Total consolidated indebtedness	$1,887,389	3.64%	5.3 years

Consolidated Debt Maturity Schedule as of June 30, 2017

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2017	$27,157	4.18%	$—	—	$27,157	1.4%	4.18%
2018	5,065	5.49%	200,000	2.61%	205,065	10.9%	2.68%
2019	65,352	7.45%	—	—	65,352	3.5%	7.45%
2020	3,923	4.62%	182,000	2.58%	185,923	9.8%	2.62%
2021	372,820	2.73%	—	—	372,820	19.8%	2.73%
2022	157,216	4.97%	—	—	157,216	8.3%	4.97%
2023	231,758	3.12%	—	—	231,758	12.3%	3.12%
2024	151,737	4.57%	—	—	151,737	8.0%	4.57%
2025	251,809	4.00%	—	—	251,809	13.3%	4.00%
2026	112,634	4.15%	—	—	112,634	6.0%	4.15%
Thereafter	125,918	4.26%	—	—	125,918	6.7%	4.26%
Total	$1,505,389	3.90%	$382,000	2.59%	$1,887,389	100.0%	3.64%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of June 30, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 3.82%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,223, discount of $(601) and capitalized loan fees of $(772), net of accumulated amortization, as of June 30, 2017. Unsecured notes payable excludes discount of $(912) and capitalized loan fees of $(3,647), net of accumulated amortization, as of June 30, 2017. Term loans exclude capitalized loan fees of $(3,446), net of accumulated amortization, as of June 30, 2017. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.67% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of June 30, 2017.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of June 30, 2017.

(e)	Represents interest rates as of June 30, 2017.

2nd Quarter 2017 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2017
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2017
Consolidated Indebtedness
Lincoln Park	12/01/17	4.05%		Fixed	Secured	$24,796
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	13,890
Dorman Center	04/01/19	7.70%		Fixed	Secured	19,779
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,468
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,335
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,078
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,478
Forks Town Center	10/01/19	7.70%		Fixed	Secured	7,734
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	897
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	34,441
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	34,633
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,107
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	14,977
Mortgages payable (b)						355,389

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan	01/05/21	1.97%	(c)	Fixed	Unsecured	250,000
Term loan	05/11/18	2.61%		Variable	Unsecured	200,000
Revolving line of credit	01/05/20	2.58%		Variable	Unsecured	182,000
Unsecured credit facility (b)						632,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	10/13/22	3.64%				$1,887,389

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 3.82%.

(b)
Mortgages payable excludes mortgage premium of $1,223, discount of $(601) and capitalized loan fees of $(772), net of accumulated amortization, as of June 30, 2017. Unsecured notes payable excludes discount of $(912) and capitalized loan fees of $(3,647), net of accumulated amortization, as of June 30, 2017. Term loans exclude capitalized loan fees of $(3,446), net of accumulated amortization, as of June 30, 2017.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.67% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of June 30, 2017.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of June 30, 2017.

2nd Quarter 2017 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of June 30, 2017
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental Gross Leasable Area (GLA)	Targeted Completion (c)	Projected Incremental Return on Cost (d)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$9,500-$10,500	$4,857	(61,200)	Q4 2017	9.5%-11.5%	Reconfigure existing space with a facade renovation
Towson Circle	Baltimore	No	$33,000-$35,000	$11,207	(40,000)	Q4 2019	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned residential units above

Expansions and Pad Developments
Lakewood Towne Center	Seattle	Yes	$1,900	$526	4,500	Q3 2017	7.0%-8.0%	4,500 sq. ft. pad development

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Redevelopment Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment; Certificate of Need approved in October 2016
Merrifield Town Center II	Washington, D.C.	No (e)	2019	Mixed-use redevelopment and monetization of air rights
Tysons Corner	Washington, D.C.	Yes	2021	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Developments are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio as of June 30, 2017.

(b)	Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)
A redevelopment is considered complete and its classification changed from development to operating when it is substantially completed and held available for occupancy, but no later than one year from the completion of major construction activity.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio as of June 30, 2017.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

2nd Quarter 2017 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of June 30, 2017 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Square Feet

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown	Washington, D.C.	No (b)	182,000	(c)
Main Street Promenade	Chicago	No (b)	62,000
Governor's Marketplace	Tallahassee	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Reisterstown Road Plaza	Baltimore	No (d)	8,000 - 12,000
Gateway Plaza	Dallas	Yes	8,000
High Ridge Crossing	St. Louis	Yes	7,500
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Page Field Commons	Cape Coral-Fort Myers, FL	Yes	4,700
Downtown Crown	Washington, D.C.	Yes	3,000 - 9,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Development Opportunities are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio as of June 30, 2017.

(b)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio as of June 30, 2017.

(c)
The acquisition of One Loudoun Downtown includes six vacant parcels that have been identified for future development of up to 182,000 square feet of commercial GLA and rights to develop 408 multi-family units at the property.

(d)	Property is an active redevelopment, and as such, does not meet the criteria to be included in the Company's same store portfolio as of June 30, 2017.

Property Name	MSA	Included in Same store portfolio (e)	Total Estimated Net Costs (e)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (e)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant	Charlotte	Yes	$2,500	$2,171	32,400	Q2 2017	14.7%	32,400 sq. ft. multi-tenant retail
Shops at Park Place	Dallas	Yes	$3,950	$3,230	25,040	Q2 2017	9.1%	25,040 sq. ft. pad development

(e)	See footnotes on page 10.

2nd Quarter 2017 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Six Months Ended June 30, 2017
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	GLA	Gross Purchase Price	Mortgage Debt Assumed

Main Street Promenade	January 13, 2017	Chicago	Multi-tenant retail	181,600	$88,000	$—
Boulevard at the Capital Centre – Fee Interest (a)	January 25, 2017	Washington, D.C.	Fee interest (a)	—	2,000	—
One Loudoun Downtown – Phase II (b)	February 24, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	15,900	4,128	—
One Loudoun Downtown – Phase III (b)	April 5, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	9,800	2,193	—
One Loudoun Downtown – Phase IV (b)	May 16, 2017	Washington, D.C.	Development rights (b)	—	3,500	—

	Total 2017 acquisitions (through June 30, 2017)			207,300	$99,821	$—

(a)
The wholly-owned multi-tenant retail operating property located in Largo, Maryland was previously subject to an approximately 70 acre long-term ground lease with a third party. The Company completed a transaction whereby it received the fee interest in approximately 50 acres of the underlying land in exchange for which (i) the Company paid $1,939 and (ii) the term of the ground lease with respect to the remaining approximately 20 acres was shortened to nine months. The Company derecognized building and improvements of $11,347 related to the remaining ground lease, recognized the fair value of land received of $15,200 and recorded a deferred gain of $2,524. The deferred gain will be recognized upon the expiration of the remaining ground lease. The total number of properties in the Company's portfolio was not affected by this transaction.

(b)
The Company acquired three additional phases, including the development rights for an additional 123 multi-family units for a total of 408, at its One Loudoun Downtown multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by these transactions. The remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $25,700, are expected to close during the third quarter of 2017 as the seller completes construction on stand-alone buildings at the property.

Subsequent to June 30, 2017, the Company closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Gross Purchase Price	Mortgage Debt Assumed

New Hyde Park Shopping Center	July 6, 2017	New York	Multi-tenant retail	32,300	$22,075	$—

		Subsequent acquisition		32,300	$22,075	$—

2nd Quarter 2017 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Six Months Ended June 30, 2017
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

Rite Aid Store (Eckerd), Culver Rd. – Rochester, NY	January 27, 2017	Single-user retail	10,900	$500		$—		$—
Shoppes at Park West	February 21, 2017	Multi-tenant retail	63,900	15,383		4,993	(a)	792
CVS Pharmacy – Sylacauga, AL	March 7, 2017	Single-user retail	10,100	3,700	(b)	—		—
Rite Aid Store (Eckerd) – Kill Devil Hills, NC	March 8, 2017	Single-user retail	13,800	4,297		1,783	(a)	283
Century III Plaza – Home Depot (c)	March 15, 2017	Single-user parcel	131,900	17,519		—		—
Village Shoppes at Gainesville	March 16, 2017	Multi-tenant retail	229,500	41,750		19,371		2,054
Northwood Crossing	March 24, 2017	Multi-tenant retail	160,000	22,850	(b)	—		—
University Town Center	April 4, 2017	Multi-tenant retail	57,500	14,700	(b)	4,191	(a)	665
Edgemont Town Center	April 4, 2017	Multi-tenant retail	77,700	19,025	(b)	6,108	(a)	969
Phenix Crossing	April 4, 2017	Multi-tenant retail	56,600	12,400	(b)	3,923	(a)	622
Brown's Lane	April 27, 2017	Multi-tenant retail	74,700	10,575		4,637	(a)	736
Rite Aid Store (Eckerd) – Greer, SC	May 9, 2017	Single-user retail	13,800	3,050		1,498	(a)	238
Evans Towne Centre	May 9, 2017	Multi-tenant retail	75,700	11,825		4,012	(a)	637
Red Bug Village	May 25, 2017	Multi-tenant retail	26,200	8,100		—		—
Wilton Square	May 26, 2017	Multi-tenant retail	438,100	49,300		—		—
Town Square Plaza	May 30, 2017	Multi-tenant retail	215,600	28,600		16,815		2,261
Cuyahoga Falls Market Center	May 31, 2017	Multi-tenant retail	76,400	11,500		3,433	(a)	545
Plaza Santa Fe II	June 5, 2017	Multi-tenant retail	224,200	35,220		—		—
Rite Aid Store (Eckerd)–Columbia, SC	June 6, 2017	Single-user retail	13,400	3,250		1,560	(a)	248
Fox Creek Village	June 16, 2017	Multi-tenant retail	107,500	24,825		8,471	(a)	1,344
Cottage Plaza	June 29, 2017	Multi-tenant retail	85,500	23,050		10,076	(a)	1,598
Magnolia Square	June 29, 2017	Multi-tenant retail	116,000	16,000		5,974	(a)	948
Cinemark Seven Bridges	June 29, 2017	Single-user retail	70,200	15,271		4,637	(a)	736
Low Country Village I & II	June 29, 2017	Multi-tenant retail	139,900	22,075	(b)	—		—

Total 2017 dispositions (through June 30, 2017)			2,489,100	$414,765		$101,482		$14,676

(a)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

(b)
Disposition proceeds related to this property are temporarily restricted related to a potential 1031 Exchange. As of June 30, 2017, disposition proceeds totaling $93,561 are temporarily restricted and are included in "Other assets, net" in the condensed consolidated balance sheets.

(c)
The Company disposed of the Home Depot parcel at Century III Plaza, an existing 284,100 square foot multi-tenant retail operating property. The remaining portion of Century III Plaza is classified as held for sale as of June 30, 2017.

Subsequent to June 30, 2017, the Company closed on the following dispositions:

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

Boulevard Plaza	July 20, 2017	Multi-tenant retail	111,100	$14,300		$2,229	(d)	$354
Irmo Station	July 26, 2017	Multi-tenant retail	99,400	16,027	(e)	4,726	(d)	750
Hickory Ridge	July 27, 2017	Multi-tenant retail	380,600	44,020		18,100	(d)	2,872

	Subsequent dispositions		591,100	$74,347		$25,055		$3,976

(d)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

(e)	Disposition proceeds of $15,643 are temporarily restricted related to a potential 1031 Exchange.

2nd Quarter 2017 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of June 30, 2017
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	19	$80,210	21.2%	$21.96	3,927	17.2%	93.0%	94.4%
Washington, D.C. / Baltimore, Maryland	13	49,327	13.0%	22.32	2,643	11.5%	83.6%	84.7%
New York, New York	8	33,891	9.0%	27.79	1,260	5.5%	96.8%	97.8%
Chicago, Illinois	7	25,537	6.8%	22.98	1,257	5.5%	88.4%	91.8%
Seattle, Washington	8	20,149	5.3%	15.13	1,473	6.4%	90.4%	92.8%
Atlanta, Georgia	9	19,108	5.1%	13.20	1,513	6.6%	95.7%	95.7%
Houston, Texas	9	15,317	4.0%	14.18	1,141	5.0%	94.7%	94.9%
San Antonio, Texas	3	12,232	3.2%	17.14	723	3.2%	98.7%	100.0%
Phoenix, Arizona	3	10,114	2.7%	17.41	632	2.8%	91.9%	91.9%
Austin, Texas	4	5,253	1.4%	16.10	350	1.5%	93.2%	94.1%
Subtotal	83	271,138	71.7%	19.84	14,919	65.2%	91.6%	92.9%

Non-Target – Top 50 MSAs
California	3	11,542	3.0%	20.28	658	2.9%	86.5%	92.7%
Florida	4	7,177	1.9%	19.96	370	1.6%	97.2%	98.1%
Missouri	2	4,779	1.3%	9.71	530	2.3%	92.9%	93.5%
Virginia	1	4,746	1.3%	18.02	308	1.3%	85.5%	89.7%
North Carolina	1	3,338	0.9%	11.59	318	1.4%	90.6%	90.6%
Pennsylvania	2	3,315	0.9%	12.90	257	1.1%	100.0%	100.0%
Indiana	2	2,974	0.8%	14.67	205	0.9%	98.9%	98.9%
Connecticut	1	2,671	0.7%	24.50	115	0.5%	94.8%	94.8%
Massachusetts	1	1,719	0.4%	16.22	106	0.5%	100.0%	100.0%
Tennessee	1	1,048	0.3%	11.67	93	0.4%	96.6%	96.6%
South Carolina	1	845	0.2%	12.43	68	0.3%	100.0%	100.0%
Subtotal	19	44,154	11.7%	15.75	3,028	13.2%	92.6%	94.6%

Subtotal Target Markets and Top 50 MSAs	102	315,292	83.4%	19.14	17,947	78.4%	91.8%	93.2%

Non-Target – Other
South Carolina	5	10,545	2.8%	12.33	870	3.8%	98.3%	98.3%
Texas	3	8,422	2.2%	13.35	651	2.8%	96.9%	96.9%
Florida	3	7,597	2.0%	13.92	616	2.7%	88.6%	90.0%
Michigan	1	7,189	1.9%	22.63	333	1.5%	95.4%	96.7%
Massachusetts	1	5,417	1.4%	10.92	537	2.3%	92.4%	92.4%
Tennessee	2	4,934	1.3%	11.61	445	1.9%	95.5%	96.3%
Washington	1	4,186	1.1%	13.12	378	1.7%	84.4%	84.8%
North Carolina	1	4,136	1.1%	11.03	380	1.7%	98.7%	98.7%
Pennsylvania	3	3,543	0.9%	14.96	264	1.2%	89.7%	89.7%
Connecticut	2	2,628	0.7%	13.55	194	0.8%	100.0%	100.0%
Maryland	1	2,060	0.6%	19.15	113	0.5%	95.2%	95.2%
New York	1	2,040	0.6%	12.38	166	0.7%	99.3%	99.3%
Subtotal	24	62,697	16.6%	13.44	4,947	21.6%	94.3%	94.7%

Total Multi-Tenant Retail	126	377,989	100.0%	17.87	22,894	100.0%	92.4%	93.5%

Single-User Retail	6	10,669		23.45	455		100.0%	100.0%

Total Retail	132	388,658		18.00	23,349		92.5%	93.7%

Office	1	1,891		15.54	895		13.6%	46.1%

Total Operating Portfolio (b)	133	$390,549		$17.98	24,244		89.6%	91.9%

(a)
Excludes $7,501 of multi-tenant retail ABR and 816 square feet of multi-tenant retail GLA attributable to the Company's two active redevelopments, which are located in the Washington, D.C./Baltimore MSA. Including these amounts, 72.3% of the Company's multi-tenant retail ABR and 66.4% of the Company's multi-tenant retail GLA is located in Target Markets.

(b)	Excludes four multi-tenant retail operating properties classified as held for sale as of June 30, 2017.

2nd Quarter 2017 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2017
(square footage in thousands)

Total Retail Operating Portfolio:

	Target Markets		Non-Target – Top 50 MSAs		Non-Target – Other		Total Multi-Tenant Retail (a)		Single-User Retail		Total Retail
Number of Properties	83		19		24		126		6		132
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	6,708	94.1%	1,695	95.7%	2,831	95.8%	11,234	94.8%	430	100.0%	11,664	94.9%	95.5%
10,000-24,999 sq ft	2,710	94.0%	626	89.0%	851	98.2%	4,187	94.1%	25	100.0%	4,212	94.1%	96.2%
Anchor	9,418	94.0%	2,321	93.8%	3,682	96.4%	15,421	94.6%	455	100.0%	15,876	94.7%	95.7%

5,000-9,999 sq ft	2,145	91.2%	292	94.4%	543	95.5%	2,980	92.3%	—	—	2,980	92.3%	93.4%
0-4,999 sq ft	3,356	85.2%	415	84.6%	722	83.0%	4,493	84.8%	—	—	4,493	84.8%	86.7%
Non-Anchor	5,501	87.5%	707	88.7%	1,265	88.4%	7,473	87.8%	—	—	7,473	87.8%	89.4%

Total	14,919	91.6%	3,028	92.6%	4,947	94.3%	22,894	92.4%	455	100.0%	23,349	92.5%	93.7%

(a)	Excludes four multi-tenant retail operating properties classified as held for sale as of June 30, 2017.

2nd Quarter 2017 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2017
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of June 30, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	19	$12,011	3.1%	$15.91	755	3.5%

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	7	9,030	2.3%	21.05	429	2.0%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	31	8,823	2.3%	9.98	884	4.1%

Ross Stores, Inc.	Ross Dress for Less	25	8,423	2.2%	11.52	731	3.4%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	22	7,909	2.0%	13.59	582	2.7%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.8%	31.56	219	1.0%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	8	6,252	1.6%	13.45	465	2.2%

PetSmart, Inc.		20	6,142	1.6%	14.98	410	1.9%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	19	5,471	1.4%	12.69	431	2.0%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	45	5,294	1.4%	21.70	244	1.1%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	25	5,225	1.4%	16.53	316	1.5%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	8	5,139	1.3%	13.52	380	1.8%

Pier 1 Imports, Inc.		23	4,792	1.2%	20.66	232	1.1%

Office Depot, Inc.	Office Depot, OfficeMax	16	4,766	1.2%	14.36	332	1.5%

BJ's Wholesale Club, Inc.		2	4,609	1.2%	18.81	245	1.1%

The Home Depot, Inc.		3	4,162	1.1%	11.86	351	1.6%

Party City Holdings Inc.		20	4,061	1.0%	14.61	278	1.3%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	8	4,005	1.0%	10.09	397	1.8%

Lowe's Companies, Inc.		4	3,944	1.0%	6.47	610	2.8%

Petco Animal Supplies, Inc.		16	3,879	1.0%	17.63	220	1.0%
Total Top Retail Tenants		323	$120,848	31.1%	$14.20	8,511	39.4%

2nd Quarter 2017 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of June 30, 2017 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term	Tenant Allowances PSF
Q2 2017	140	797	$17.65	$16.32	8.1%	(b)	5.7	$8.63
Q1 2017	121	466	$27.14	$24.68	10.0%		5.3	$12.14
Q4 2016	136	502	$23.20	$21.73	6.8%		6.0	$10.98
Q3 2016	135	1,121	$16.62	$15.36	8.2%		5.7	$5.58
Total – 12 months	532	2,886	$19.71	$18.21	8.2%		5.7	$8.42

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q2 2017	107	637	$17.03	$16.13	5.6%	(b)	4.8	$0.73
Q1 2017	88	308	$27.51	$25.33	8.6%		4.6	$2.49
Q4 2016	89	357	$23.71	$22.70	4.4%		4.9	$0.62
Q3 2016	87	756	$16.44	$15.34	7.2%		4.7	$0.13
Total – 12 months	371	2,058	$19.54	$18.36	6.4%		4.8	$0.75

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q2 2017	9	71	$23.16	$18.04	28.4%		9.3	$39.94
Q1 2017	9	45	$24.57	$20.17	21.8%		7.8	$47.57
Q4 2016	10	57	$19.95	$15.66	27.4%		9.3	$47.54
Q3 2016	15	85	$18.22	$15.58	16.9%		9.1	$33.65
Total – 12 months	43	258	$21.07	$17.07	23.4%		9.0	$40.87

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q2 2017	24	89	$22.72	n/a	n/a		7.3	$40.36
Q1 2017	24	113	$12.93	n/a	n/a		7.0	$24.38
Q4 2016	37	88	$23.44	n/a	n/a		8.4	$29.26
Q3 2016	33	280	$11.44	n/a	n/a		8.1	$11.77
Total – 12 months	118	570	$15.35	n/a	n/a		7.8	$21.43

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Excluding the impact from one lease within the Company's non-target portfolio, combined comparable re-leasing spreads were approximately 9.7% and comparable renewal re-leasing spreads were approximately 7.2% over previous rental rates for the three months ended June 30, 2017.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2017 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2017
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2017, of lease expirations scheduled to occur during the remainder of 2017 and each of the nine calendar years from 2018 to 2026 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of June 30, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	144	$10,514	2.7%	$22.18	$10,520	$22.19	474	2.2%	2.1%
2018	425	45,130	11.6%	19.68	45,432	19.81	2,293	10.6%	9.8%
2019	491	66,571	17.1%	19.52	67,298	19.74	3,410	15.8%	14.6%
2020	350	42,725	11.0%	16.97	43,559	17.30	2,518	11.6%	10.7%
2021	301	45,347	11.7%	19.23	46,531	19.73	2,358	10.9%	10.1%
2022	283	48,264	12.4%	15.78	50,584	16.54	3,058	14.2%	13.1%
2023	132	28,108	7.2%	15.47	30,233	16.64	1,817	8.4%	7.8%
2024	151	24,941	6.4%	17.00	27,373	18.66	1,467	6.8%	6.2%
2025	106	22,707	5.9%	16.95	24,995	18.65	1,340	6.2%	5.8%
2026	80	15,160	3.9%	19.66	17,503	22.70	771	3.6%	3.3%
Thereafter	101	37,789	9.7%	18.59	44,567	21.92	2,033	9.4%	8.7%
Month to month	24	1,402	0.4%	23.76	1,402	23.76	59	0.3%	0.3%
Leased Total	2,588	$388,658	100.0%	$18.00	$409,997	$18.98	21,598	100.0%	92.5%

Leases signed but not commenced	46	$6,138	—	$22.82	$6,869	$25.54	269	—	1.2%
Available							1,482	—	6.3%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	6	$1,470	0.4%	$11.14	$1,470	$11.14	132	0.6%	0.6%
2018	49	16,337	4.2%	13.47	16,412	13.53	1,213	5.6%	5.2%
2019	80	33,856	8.7%	15.44	33,978	15.49	2,193	10.2%	9.4%
2020	61	19,799	5.1%	12.22	19,817	12.23	1,620	7.5%	6.9%
2021	57	24,524	6.3%	15.27	24,610	15.32	1,606	7.4%	6.9%
2022	67	29,794	7.7%	12.54	30,479	12.83	2,376	11.0%	10.2%
2023	44	19,031	4.9%	12.89	20,118	13.63	1,476	6.8%	6.3%
2024	34	12,893	3.3%	11.84	13,687	12.57	1,089	5.1%	4.6%
2025	28	13,106	3.4%	12.84	13,998	13.71	1,021	4.7%	4.4%
2026	23	7,772	2.0%	14.58	8,444	15.84	533	2.5%	2.3%
Thereafter	39	29,756	7.6%	16.71	34,648	19.45	1,781	8.2%	7.6%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	488	$208,338	53.6%	$13.85	$217,661	$14.47	15,040	69.6%	64.4%

Leases signed but not commenced	7	$2,398	—	$16.20	$2,542	$17.18	148	—	0.7%
Available							688	—	2.9%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	138	$9,044	2.3%	$26.44	$9,050	$26.46	342	1.6%	1.5%
2018	376	28,793	7.4%	26.66	29,020	26.87	1,080	5.0%	4.6%
2019	411	32,715	8.4%	26.88	33,320	27.38	1,217	5.6%	5.2%
2020	289	22,926	5.9%	25.53	23,742	26.44	898	4.1%	3.8%
2021	244	20,823	5.4%	27.69	21,921	29.15	752	3.5%	3.2%
2022	216	18,470	4.7%	27.08	20,105	29.48	682	3.2%	2.9%
2023	88	9,077	2.3%	26.62	10,115	29.66	341	1.6%	1.5%
2024	117	12,048	3.1%	31.87	13,686	36.21	378	1.7%	1.6%
2025	78	9,601	2.5%	30.10	10,997	34.47	319	1.5%	1.4%
2026	57	7,388	1.9%	31.04	9,059	38.06	238	1.1%	1.0%
Thereafter	62	8,033	2.1%	31.88	9,919	39.36	252	1.2%	1.1%
Month to month	24	1,402	0.4%	23.76	1,402	23.76	59	0.3%	0.3%
Leased Total	2,100	$180,320	46.4%	$27.50	$192,336	$29.33	6,558	30.4%	28.1%

Leases signed but not commenced	39	$3,740	—	$30.91	$4,327	$35.76	121	—	0.5%
Available							794	—	3.4%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2017 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of June 30, 2017.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company, including associated legal costs, and executive and realignment separation charges, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2017 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three and six months ended June 30, 2017 represents NOI from the Company's same store portfolio consisting of 123 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three and six months ended June 30, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company's wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company's acquisition of the fee interest on April 29, 2016.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2017 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$112,400	$26,239	$100,938	$71,303
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,363	2,363	4,725	4,725
Gain on sales of investment properties	(116,628)	(9,613)	(157,792)	(31,352)
Depreciation and amortization	52,325	53,443	105,799	106,839
Provision for impairment of investment properties	13,034	4,142	13,034	6,306
General and administrative expenses	10,370	10,773	21,583	22,179
Gain on extinguishment of debt	—	—	—	(13,653)
Gain on extinguishment of other liabilities	—	(6,978)	—	(6,978)
Interest expense	21,435	25,977	106,967	52,741
Straight-line rental income, net	(919)	(800)	(1,260)	(1,828)
Amortization of acquired above and below market lease intangibles, net	(549)	(395)	(1,280)	(971)
Amortization of lease inducements	259	321	582	552
Lease termination fees	(510)	(1,027)	(2,122)	(2,685)
Straight-line ground rent expense	677	764	1,363	1,680
Amortization of acquired ground lease intangibles	(140)	(140)	(280)	(280)
Other income, net	(451)	(302)	(456)	(427)
NOI	93,666	104,767	191,801	208,151
NOI from Other Investment Properties	(12,455)	(24,990)	(28,948)	(48,404)
Same Store NOI	$81,211	$79,777	$162,853	$159,747

2nd Quarter 2017 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	June 30, 2017	December 31, 2016

Mortgages payable, net	$355,239	$769,184
Unsecured notes payable, net	695,441	695,143
Unsecured term loans, net	646,554	447,598
Unsecured revolving line of credit	182,000	86,000
Total	1,879,234	1,997,925
Mortgage premium, net of accumulated amortization	(1,223)	(1,437)
Mortgage discount, net of accumulated amortization	601	622
Unsecured notes payable discount, net of accumulated amortization	912	971
Capitalized loan fees, net of accumulated amortization	7,865	11,314
Total notional debt	1,887,389	2,009,395
Less: consolidated cash and cash equivalents	(28,003)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(93,561)	—
Total net debt	1,765,825	1,956,276
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$1,900,825	$2,091,276

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	June 30, 2017	December 31, 2016

Net income attributable to common shareholders	$112,400	$15,932
Preferred stock dividends	2,363	2,363
Interest expense	21,435	31,387
Depreciation and amortization	52,325	60,828
Gain on sales of investment properties	(116,628)	(31,970)
Provision for impairment of investment properties	13,034	9,328
Adjusted EBITDA	$84,929	$87,868
Annualized	$339,716	$351,472

2nd Quarter 2017 Supplemental Information	22